SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2005
PRESCIENT APPLIED INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21729	73-1247666
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)
1247 Ward Avenue, Suite 200
West Chester, Pennsylvania 19380
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 719-1600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Termination of Principal Officer
Effective October 2, 2005, Prescient Applied Intelligence, Inc. terminated the employment of its Vice President and Chief Financial Officer, Stan Szczygiel. Mr. Szczygiel’s termination was not due to any disagreement concerning Prescient’s operations, policies or practices.
Appointment of New Principal Officer.
Effective October 3, 2005, Prescient appointed Tom Aiken as Chief Financial Officer to fill the vacancy created by Mr. Szczygiel’s termination.
From 2002 until joining Prescient, Mr. Aiken was vice president and chief financial officer at Lamina Ceramics, where he was responsible for all finance, legal, human resources and information system functions. From 2000 to 2002, Mr. Aiken served as senior vice president, chief financial officer, secretary and treasurer for Sychip, Incorporated. In 1996, Mr. Aiken joined GMT Microelectronics Corporation as senior vice president and chief financial officer responsible for all financial matters of the company. Previously, Mr. Aiken served as Wall Street liaison and directed all SEC reporting as vice president and chief financial officer at Infotron Systems Corporation, a publicly held company. While at Infotron, Mr. Aiken honed his international expertise through the acquisition and sale of various entities in the UK, Europe, and Australia. Mr. Aiken holds a bachelor’s degree in business administration from Virginia Southern College in Roanoke, Virginia.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESCIENT APPLIED INTELLIGENCE, INC.
Date: October 4, 2005	By:	/s/ Tom Aiken
Tom Aiken, Chief Financial Officer

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